UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 27, 2016

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

At the City Holding Company (the Corporation) Annual Meeting of Shareholders held on April 27, 2016 in Winchester, VA, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2016. The Corporation’s Board of Directors fixed the close of business on March 11, 2016, as the record date for the determination of shareholders entitled to notice and vote at the Annual Meeting. As of March 11, 2016, there were 15,150,303 issued and outstanding shares of Common Stock (exclusive of 3, 362,979 shares held as treasury stock which were not voted). A total of 12,433,636 shares of common stock were voted at the annual meeting, either in person or by proxy. There were a total of 2,176,662 broker non-votes.

Following below is a summary of the voting results for each matter presented to the shareholders:

1.	The election of five Class II Directors each for a three-year term expiring in 2019 and one Class III director for a one-year term expiring in 2017:

	Class	For	Withheld	Broker Non-Vote

Charles W. Fairchilds	II	10,185,321	71,653	2,176,662
William H. File, III	II	9,898,875	358,099	2,176,662
Tracy W. Hylton, II	II	9,900,224	356,750	2,176,662
C. Dallas Kayser	II	9,915,170	341,804	2,176,662
Sharon H. Rowe	II	10,174,216	82,758	2,176,662
Patrick C. Graney, III	III	10,158,120	98,854	2,176,662

2.	The ratification of Ernst & Young, LLP as the Corporation’s independent registered public accounting firm for 2016:

For	Against	Abstain	Broker Non-Vote

12,351,760	46,523	35,353	0

3.	The approval of a non-binding advisory proposal on the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Vote

9,906,166	260,757	90,051	2,176,662

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 29, 2016	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer